For the fiscal year ended December 31, 2003.
File number 811-3336
Strategtic Partners Equity Fund, Inc.
(formerly Prudential Equity Fund, Inc.)



SUB-ITEM 77-O

EXHIBITS

	Transactions Effected Pursuant to Rule 10f-3

Ia.

1. 	Name of Issuer
	American Electric Power

2. 	Date of Purchase
	2/27/03

3. 	Number of Securities Purchased
	37,800

4. 	Dollar Amount of Purchase
	$791,910

5. 	Price Per Unit
	$20.95

6. 	Name(s) of Underwriter(s) or Dealer(s)
	From whom purchased
		JPMorgan

7. 	Other Members of the Underwriting Syndicate:

		JPMorgan
		Banc of America Securities LLC
		Salomon Smith Barney
		BNP Paribas
		Danske Markets
		Goldman, Sachs & Co.
		Lehman Brothers




Ib.

1. 	Name of Issuer
	First Energy Corp.

2. 	Date of Purchase
	9/12/03

3. 	Number of Securities Purchased
	76,505

4. 	Dollar Amount of Purchase
	$2,364,000

5. 	Price Per Unit
	$30.9

6. 	Name(s) of Underwriter(s) or Dealer(s)
	From whom purchased
		Morgan Stanley

7. 	Other Members of the Underwriting Syndicate:

Citigroup Global Markets Inc.
Morgan Stanley & Co. Inc.
Barclays Capital Inc.
J.P. Morgan Securities Inc.
Wachovia Capital Markets, LLC
BNY Capital Markets, Inc.
Credit Suisse First Boston LLC
Lehman Brothers Inc.
UBS Securities LLC
McDonald Investments Inc.
NatCity Investments, Inc.
PNC Capital Markets, Inc.
SBK Brooks Investments Corp.
Scotia Capital (USA) Inc.
The Williams Capital Group, L.P.



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